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                                                   For further information:

                                                   Timothy J. Klahs
                                                   Director, Investor Relations
                                                   SFX Entertainment, Inc.

FOR IMMEDIATE RELEASE                                   (212) 833-0315

      SFX ENTERTAINMENT CLOSES NEW $1.1 BILLION SENIOR CREDIT FACILITY AND
                              COMMON STOCK OFFERING

NEW YORK, August 24, 1999 -- SFX Entertainment, Inc. (NYSE: SFX) today announced that it has closed on its new $1.1 billion 7-year senior credit facility, which was lead managed by BNY Capital Markets, Inc. and Lehman Brothers Inc. The company also announced the closing yesterday of its public offering of 8,625,000 shares of Class A Common Stock priced at $41 per share, which included the exercise by the underwriters of the total over-allotment option. Borrowings under the new senior credit facility and the proceeds of the common stock offering are expected to be used to finance pending and potential future acquisitions, refinance existing indebtedness and for general corporate purposes.

Commenting on the transactions, Robert F. X. Sillerman, Executive Chairman of SFX, said, "We are very happy to receive this show of confidence from our senior lenders and equity investors. Together, the funds available from these two transactions will allow us to pursue several attractive opportunities, including expansion of our asset base in Europe and the acquisition of proprietary content which we can leverage through our existing distribution channels."

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SFX Entertainment is the world's largest diversified promoter, producer and venue operator for live entertainment events. SFX owns, partially or entirely, and/or operates the largest network of venues in the country used principally for music concerts and other live entertainment events. SFX has 110 venues including 16 amphitheaters in all of the top 10 U.S. markets and owns or operates venues in 31 of the top 50 domestic markets overall. SFX also develops and manages touring Broadway shows, selling subscription series in 55 markets. Through its large number of venues, its strong market presence and the long operating histories of the businesses it has acquired, SFX operates an integrated franchise that promotes and produces a broad variety of live entertainment events locally, regionally and nationally. Pro forma for all completed acquisitions, during 1998, approximately 44 million people attended approximately 20,100 events promoted and/or produced by SFX, including over 6,250 music concerts, 12,650 theatrical shows, 800 family entertainment shows and 350 specialized motor sports shows. In addition SFX is a leading fully-integrated sports marketing and management company specializing in the representation of athletes and broadcasters, integrated event management, television programming and production and marketing consulting services in the sports, news and other entertainment industries.


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The press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including the company's absence of combined operating history and potential inability to integrate acquired businesses, need for additional financing, high degree of leverage, granting of rights to acquire certain portions of the company's operations, variable economic conditions and consumer tastes, risks associated with conducting business in foreign jurisdictions, regulatory risks and restrictions imposed by existing debt and future payment obligations. Important factors that could cause actual results to differ materially are described in the company's reports on Forms 10-K and 10-Q and other filings with the Securities and Exchange Commission.

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